Exhibit 1.1

LYONDELL CHEMICAL COMPANY

12,000,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

October 7, 2003

October 7, 2003

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

Lyondell Chemical Company, a Delaware corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Underwriter”), an aggregate of 12,000,000 shares (the “Underwritten Shares”) and, at the election of the Underwriter, up to 1,800,000 additional shares (the “Option Shares”) of common stock, par value $1.00 per share (the “Common Stock”), of the Company. The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Shares will have attached thereto share purchase rights (the “Rights”) issued pursuant to the Rights Agreement (the “Rights Agreement”) dated as of December 8, 1995 between the Company and The Bank of New York, as Rights Agent, as amended.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is 333-88348) on Form S-3, relating to the Common Stock and the related Rights and certain other equity and debt securities (the “Shelf Securities”) to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

The Company hereby agrees with the Underwriter as follows:

1. The Company agrees to sell the Underwritten Shares to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, from the Company at a purchase price per share of $12.40 (the “Purchase Price”), 12,000,000 Underwritten Shares.

In addition, the Company agrees to sell the Option Shares to the Underwriter and the Underwriter shall have the option to purchase, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, at its election up to 1,800,000 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares.

The Underwriter may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by written notice to the Company from the Underwriter. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

2. The Company understands that the Underwriter intends (i) to make a public offering of the Shares as soon after the parties hereto have executed and delivered this Agreement, as in the judgment of the Underwriter is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Underwriter by the Company, in the case of the Underwritten Shares, on October 14, 2003, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York, New York or Houston, Texas.

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter of the Shares to be purchased on such date registered in such names and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriter of the Shares duly paid by the Company. Unless the Underwriter elects to take delivery of the Shares through the book-entry facilities of the Depository Trust Company, the certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of the Underwriter set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or any Additional Closing Date, as the case may be.

4. The Company represents and warrants to the Underwriter that:

(a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 7 hereof;

(b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Registration Statement and any amendment thereto does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 7 hereof;

(c) the documents incorporated by reference in the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus, comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act; the other financial and statistical information and data included or incorporated by reference in the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

(e) since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), except as set forth or contemplated in the

Prospectus (as it stood at the time of execution and delivery of this Agreement); and except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement) the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock and neither the Company nor any of its Significant Joint Ventures (defined below) or subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole or incurred any material liability, direct or contingent;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(g) the list of subsidiaries on Schedule I includes the only subsidiaries, direct or indirect, of the Company (the subsidiaries on such Schedule herein referred to as the “subsidiaries”), and each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) to the extent pledged under various security documents (the “Security Documents”) to secure debt and other obligations under the Amended and Restated Credit Agreement dated as of June 27, 2002 among the Company, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, and the syndication agent, documentation agents, arranger and co-arrangers named therein (as amended heretofore, the “Credit Agreement” and (iii) as otherwise set forth on Schedule I), the Company’s outstanding senior secured notes and certain other debt and obligations of the Company or as otherwise set forth in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

(h) the joint ventures listed on Schedule II are the only joint ventures in which the Company or any of its subsidiaries participates as an owner or as a partner; each of Equistar Chemicals, LP (“Equistar”) and LYONDELL-CITGO Refining LP (“LCR” and, together with Equistar, the “Significant Joint Ventures”) has been duly organized and is validly existing as a limited partnership under the laws of its jurisdiction of organization, with power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership). Except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), the Company owns 70.5% of the outstanding general and limited partnership interests of Equistar and 58.75% of the outstanding general and limited partnership interests of LCR, and (except to the extent pledged under the Security Documents or as otherwise set forth in the Prospectus) the outstanding general and limited partnership interests of the Significant Joint Ventures owned by the Company are owned, directly or indirectly, free and clear of all liens, encumbrances (except for such restrictions on transfer of the Company’s or its subsidiaries’ owner or partner interest in a Significant Joint Venture as are set forth in the governing documents thereof), security interests and similar claims;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued and will conform to the description thereof in the Prospectus;

(k) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Joint Ventures or subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such

Significant Joint Venture or subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

(l) the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(m) neither the Company nor any of its Significant Joint Ventures or subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except (other than in the case of the Credit Agreement) for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect; the issue and sale of the Shares and the related Rights to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which the Company or any of its Significant Joint Ventures or subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Joint Ventures or subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and the related Rights to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares and the related Rights by the Underwriter;

(n) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Joint Ventures or subsidiaries or any of their respective properties or to which the Company or any of its Significant Joint Ventures or subsidiaries is or may be a party or to which any property of the Company or any of its Significant Joint Ventures or subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus (including by way of incorporation of reference) or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(o) the Company and its Significant Joint Ventures and subsidiaries have good and marketable title in fee simple to all items of material real property and good title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects (except (i) to the extent pledged or otherwise permitted under the Security Documents or as otherwise set forth in the Prospectus or (ii) such as do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Joint Ventures and subsidiaries); and any real property and buildings held under lease by the Company and its Significant Joint Ventures and subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Significant Joint Ventures or subsidiaries;

(p) no relationship, direct or indirect, exists between or among the Company or any of its Significant Joint Ventures or subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Significant Joint Ventures or subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus (including by way of incorporation of reference) which is not so described;

(q) except as described in the Registration Statement or the Prospectus (including by way of incorporation by reference) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder;

(r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

(t) the Company and its Significant Joint Ventures and subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due except for (i) such taxes and assessments as are being contested in good faith and (ii) such returns, taxes and assessments for which the failure to file or pay, as applicable, would not, singly or in the aggregate, result in a Material Adverse Effect;

(u) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company;

(v) each of the Company and its Significant Joint Ventures and subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any such Significant Joint Venture or subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries could, individually or in the aggregate, result in a Material Adverse Effect; and each of the Company and its Significant Joint Ventures and subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect;

(w) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Significant Joint Ventures or subsidiaries which are likely to have a Material Adverse Effect;

(x) the Company and its Significant Joint Ventures and subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Registration Statement and the Prospectus;

(y) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Significant Joint Ventures and subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement and the Prospectus;

(z) the Shares have been approved for listing on The New York Stock Exchange, subject to notice of issuance; and

(aa) other than the announcements by Moody’s Investors Service dated January 21, 2003, April 14, 2003 and September 22, 2003, by Standard and Poor’s Ratings Group dated February 21, 2002 and April 14, 2003 and by Fitch Ratings Ltd. on March 27, 2003 and April 14, 2003, since January 1, 2003 no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has imposed (or has informed the Company or that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or has indicated to the Company that it is considering the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or any change in the outlook for any rating of the Company, or any securities of the Company.

5. The Company covenants and agrees with the Underwriter as follows:

(a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriter in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request;

(b) to deliver, at the expense of the Company, to the Underwriter two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period mentioned in Section 5(e) below, to the Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriter may reasonably request;

(c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably object;

(d) to advise the Underwriter promptly, and to confirm such advice in writing (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in Section 5(e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e) if, during such period of time after the first date of the public offering of the Shares as a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f) to endeavor to qualify the Shares and the related Rights for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and the related Rights; provided that the Company shall not be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

(g) to make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(h) for a period of five years, to furnish to the Underwriter copies of all reports or other communications not otherwise publicly available (financial or other) furnished to holders of the Shares (in the same manner as such documents are furnished to holders of the Shares), and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

(i) for a period of 90 days after the date hereof, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except grants of employee or director stock options, restricted stock or phantom units pursuant to the terms of a plan in effect on the date hereof or the exercise of any employee or director stock options, restricted stock or phantom units outstanding on the date hereof;

(j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under caption “Use of Proceeds”; and

(k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares, including any transfer or other taxes payable thereon, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriter may designate (including fees of counsel for the Underwriter and their disbursements), (iv) in connection with the listing of the Shares on the New York Stock Exchange, (v) related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriter and their disbursements), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) the cost of preparing stock certificates, and (viii) the cost and charges of any transfer agent and any registrar.

6. The obligations of the Underwriter hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests of the Underwriter for additional information shall have been complied with to the reasonable satisfaction of the Underwriter;

(b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

(c) subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares;

(d) the Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Underwriter to the effect set forth in Sections 6(a) and 6(b) and to the further effect that there has not occurred any Material Adverse Change from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

(e) Baker Botts L.L.P., outside counsel for the Company, shall have furnished to the Underwriter its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

(ii) this Agreement has been duly authorized, executed and delivered by the Company;

(iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

(iv) the Shares to be issued and sold hereunder have been duly authorized by the Company, and when delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights of any stockholder of the Company or, to the knowledge of such counsel, of any other person;

(v) the Rights Agreement has been duly authorized by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued;

(vi) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation of reference) in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(vii) the Registration Statement and the Prospectus and any amendments and supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act;

(viii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), when they were filed under the Exchange Act with the Commission appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(ix) the issue and sale of the Shares and the related Rights being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the By-Laws of the Company or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties or (2) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Credit Agreement or the indentures relating to the Company’s existing senior secured notes;

(x) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Shares and the related Rights to be sold by it hereunder or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter; and

(xi) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriter and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect.

(f) Kerry A. Galvin, Esq., general counsel for the Company (or Gerald A. O’Brien, deputy general counsel of the Company), shall have furnished to the Underwriter her (or his) written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(i) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

(ii) the Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(iii) each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) to the extent pledged under the Security Documents or as otherwise set forth in the Prospectus and (iii) as otherwise set forth on Schedule I)) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

(iv) each of the Significant Joint Ventures has been duly organized and is validly existing as a limited partnership under the laws of Delaware, with power and authority under its partnership agreement and the law of the State of Delaware to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership). The Company owns 70.5% of the outstanding general and limited partnership interests of Equistar and 58.75% of the outstanding general and limited partnership interests of LCR and (except to the extent pledged under the Security Documents or as otherwise set forth in the Prospectus) the outstanding general and limited partnership interests of the Significant Joint Ventures owned by the Company are owned, directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests and similar claims except for such restrictions on transfer of the Company’s or its subsidiaries’ owner or partner interest in a Significant Joint Venture as are set forth in the governing documents thereof;

(v) other than as set forth or contemplated in the Prospectus, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company, any of its subsidiaries, or LCR or any of their respective properties or to which the Company, any of its subsidiaries, or LCR is or may be a party or to which any property of the Company, its subsidiaries or LCR is or may be the subject that, if determined adversely to the Company, its subsidiaries or LCR could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(vi) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement or the Prospectus or to

be filed as exhibits to the Registration Statement (or any document incorporated by reference) that are not described or filed as required;

(vii) none of the Company, any of its subsidiaries or LCR is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or other constitutive documents, or to the best of such counsel’s knowledge, any agreement or instrument to which the Company, any of its subsidiaries or LCR is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

(viii) the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument known to such counsel to which the Company, any of its subsidiaries or LCR is a party or by which the Company, any of its subsidiaries or LCR is bound or to which any of the property or assets of the Company, its subsidiaries or LCR is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or, to the knowledge of such counsel, LCR or any of its properties; and

(ix) each of the Company, its subsidiaries and LCR owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel’s knowledge, none of the Company, any of its subsidiaries or LCR has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company, any of its subsidiaries or LCR could reasonably be expected to have a Material Adverse Effect, and each of the Company, its subsidiaries and LCR is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Such counsel shall also state that she (or he) has participated in conferences with officers and other representatives of the Company, and persons under her (or his) direction or control have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriter and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although she (or he) did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to her (or his) attention to lead her (or him) to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

(g) Gerald A. O’Brien, Esq., general counsel for Equistar, shall have furnished to the Underwriter his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(i) other than as set forth or contemplated in the Prospectus, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against Equistar or any of its subsidiaries or any of their respective properties or to which Equistar or any of its subsidiaries is or may be a party or to which any property of Equistar or any of its subsidiaries is or may be the subject which, if determined adversely to Equistar or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(ii) neither Equistar nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Limited Partnership Agreement or other constitutive documents, or to the best of such counsel’s knowledge, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Equistar or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to Equistar and its subsidiaries taken as a whole;

(iii) the issue and sale of the Shares and the related Rights being delivered on the Closing Date or the Additional Closing Date, as the case may be and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Equistar or any of its subsidiaries is a party or by which Equistar or any of its subsidiaries is bound or to which any of the property or assets of Equistar or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Limited Partnership Agreement of Equistar or, to the knowledge of such counsel, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Equistar, its subsidiaries or any of their respective properties; and

(iv) each of Equistar and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel’s knowledge, neither Equistar nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to Equistar or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect, and each of Equistar and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Such counsel shall also state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

In rendering such opinions, Baker Botts L.L.P., Ms. Galvin and Mr. O’Brien may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

The opinions of Baker Botts L.L.P., Ms. Galvin and Mr. O’Brien described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(h) the Underwriter shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(i) the Underwriter shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriter, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(j) the shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request;

(l) the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the directors and executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and

(m) Concurrently with this Agreement, the Underwriter shall have entered into an agreement (the “Occidental Purchase Agreement”) satisfactory to the Underwriter with Occidental Petroleum Corporation (“Occidental”) pursuant to which Occidental is obligated to purchase from the Underwriter, on the Closing Date, 2,700,000 Underwritten Shares and such agreement remains in full force and effect on the Closing Date and the Additional Closing Date as the case may be.

7. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the (i) Registration Statement (as amended if the Company shall have furnished any amendments), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; it being understood and agreed that the only such information is that described as such in the second paragraph of Section 7 hereof; provided, however, that with respect to any such untrue statement in or omission from the preliminary prospectus, the indemnity agreement contained in this Section 7 shall not inure to the benefit of the Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by the Underwriter and any such loss, claim, damage or liability of or with respect the to Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Shares to such person and (B) the untrue statement in or omission from the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5(b).

The Underwriter agrees, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus; it being understood and agreed that the only such information furnished by the Underwriter consists of (i) the following information in the Prospectus furnished on by the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and (ii) the following information in the Prospectus furnished by the Underwriter: the information appearing in the eleventh paragraph under the caption “Underwriting”.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person or persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying

Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes (i) an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Indemnified Person.

If the indemnification provided for in this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

9. If this Agreement shall be terminated by the Underwriter, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter’s obligations cannot be fulfilled or is not waived, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereunder. If the Agreement is terminated by the Company by reason of the default of the Underwriter, the Company shall not be obligated to reimburse the Underwriter on account of such expenses.

10. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

11. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York; Attention: Transactions Advisory Group (Telefax: (212) 325-4296). Notices to the Company shall be given to it at Lyondell Chemical Company, One Houston Center, Suite 700, 1221 McKinney Street, Houston, Texas (telefax: (713) 652-4140); Attention: General Counsel.

12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

14. No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

15. The Underwriter has informed the Company that it will enter into the Occidental Purchase Agreement concurrently with the execution of this Agreement. The Underwriter hereby agrees with the Company that, to the extent the Underwriter purchases any Underwritten Shares under this Agreement, it will sell to Occidental the shares Occidental has agreed to purchase in accordance with the Occidental Purchase Agreement (a copy of which has been provided to the Company).

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

LYONDELL CHEMICAL COMPANY

By:	/s/ T. Kevin DeNicola
Name: T. Kevin DeNicola
Title: Senior Vice President and Chief Financial Officer

Accepted: October 7, 2003

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ David Faris
	Name:	David Faris
	Title:	Director

SCHEDULE II

SUBSIDIARIES

ARCO Chemical Properties, L.P.

ARCO Chemical Technology Management, Inc.

ARCO Chemical Technology, Inc.

ARCO Chemical Technology, L.P.

Eurogen C.V. (limited partner interests in which are also owned by GEB Warentekracht B.V.,

Huntsman Holland Iota B.V., Loofbeen B.V. and the general partner interest in which is owned by Steamelec B.V.; the Company’s limited partner interest is held through Lyondell Chemie Utilities B.V.)

Lyondell-Bayer Mfg. Maasviakte VOF (50% owned by Bayer Polyurethanes B.V.)

Lyondell Asia Pacific, Ltd.

Lyondell Bayport, LLC

Lyondell Centennial Corp.

Lyondell Chemical (Deutschland) GmbH

Lyondell Chemical Canada Inc.

Lyondell Chemical Central Europe Ges.m.b.H

Lyondell Chemical Delaware Company

Lyondell Chemical Espana Co.

Lyondell Chemical Europe, Inc.

Lyondell Chemical Holding Company

Lyondell Chemical International Company

Lyondell Chemical Italia S.r.L.

Lyondell Chemical Nederland, Ltd.

Lyondell Chemical Overseas Services, Inc.

Lyondell Chemical Pan America, Inc.

Lyondell Chemical Products Europe, Inc.

Lyondell Chemical Wilmington, Inc.

Lyondell Chemie (PO-11) B.V.

Lyondell Chemie (POSM) B.V.

Lyondell Chemie International B.V.

Lyondell Chemie Investment Nederland B.V.

Lyondell Chemie Nederland B.V.

Lyondell Chemie Technologie Nederland B.V.

Lyondell Chemie Utilities B.V.

Lyondell Chimie France Corporation

Lyondell Chimie France SNC

Lyondell Chimie TDI SCA

Lyondell-Equistar Holdings Partners

Lyondell France, Inc.

Lyondell Funding LLC

Lyondell General Methanol Company

Lyondell Greater China, Ltd.

Lyondell Intermediate Holding Company

Lyondell Japan, Inc.

Lyondell Limited Methanol Company

Lyondell Methanol Company, L.P.

Lyondell (Pelican) Petrochemical L.P. 1 Inc.

Lyondell (Pelican) Petrochemical L.P. 2 Inc.

Lyondell Petrochemical G.P. Inc.

Lyondell Petrochemical L.P. Inc.

Lyondell PO-11 C.V.

Lyondell POJVGP, LLC

Lyondell POJVLP1, LLC

Lyondell POJVLP2, LLC

Lyondell POJVLP3, LLC

Lyondell POTechGP, Inc.

Lyondell POTechLP, Inc.

Lyondell Quimica do Brasil, Ltda

Lyondell Refining Company

Lyondell Refining LP, LLC

Lyondell South Asia Pte Ltd

Lyondell Thailand, Ltd.

Lyondell-DNT Limited Partnership (99% owned by Air Products and Chemicals, Inc.)

PO Offtake, LP

POSM Delaware, Inc.

POSM II Limited Partnership, L.P.

POSM II Properties Partnership, L.P.

Seinehaven BDO2 C.V.

Steamelec B.V. (25% owned by Air Liquide Netherland B.V., 25% owned by Huntsman Holland

B.V. and 25% owned by Eneco Milieu B.V.)

Lyondell Refining GP, LLC

Lyondell Refining Partners, LP

Lyondell LP3 GP, LLC

Lyondell LP3 Partners, LP

Lyondell POJV Partner 1 GP, LLC

Lyondell POJV Partners 1, LP

Lyondell POJV Partner 2 GP, LLC

Lyondell POJV Partners 2, LP

Lyondell POJV Partner 3 GP, LLC

Lyondell POJV Partners 3, LP

Novolen Technology Holdings C.V. (80% owned by an affiliate of ABB–Lummus)

SCHEDULE III

JOINT VENTURES

Equistar Chemicals, LP

Eurogen C.V.

Lyondell-Bayer Mfg. Maasviakte VOF

LYONDELL-CITGO Refining, LP

Lyondell-DNT Limited Partnership

Lyondell-Equistar Holdings Partners

PO JV, LP

POSM II Limited Partnership, L.P.

Technology JV, LP

Nihon Oxirane Co., Ltd.

Steamelec B.V.

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

Lyondell Chemical Company

One Houston Center, Suite 700

1221 McKinney Street

Houston, Texas 77010

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sirs:

As an inducement to the Underwriter to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, $1.00 par value (the “Securities”), of Lyondell Chemical Company, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston LLC, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to (i) to members of the immediate family of the undersigned or a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned and/or members of the immediate family of the undersigned, (ii) to a spouse, former spouse, child, or other dependent pursuant to a domestic relations order, as defined in Section 414(p) of the Internal Revenue Code or Section 206(d)(3) of Title I of the Employee Retirement Income Security Act, or (iii) charitable organizations and other health and welfare organizations, including schools may be made, provided, in each case, that (x) the transferee agrees, prior to the transfer, to be bound in writing by the terms of this Agreement and (y) the undersigned is not required to, and does not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934 reporting a reduction in beneficial ownership of shares of Common Stock during such 90-day period. As used herein, “members of the immediate family” of a person include such person’s spouse, lineal descendants (including adopted and step-children), father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 15, 2003.

Very truly yours,

Name

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